Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:


We consent to the use of our reports dated February 3, 1999 and February 26, 1999 included in this Post-Effective Amendment No. 10 to Registration Statement (File No. 33-75980) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                  /s/ KPMG LLP
                                                  ------------
                                                      KPMG LLP


Hartford, Connecticut
April 15, 1999